UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                June 17, 2003
                         Date of earliest event reported

                               BIZCOM U.S.A., INC.
             (Exact name of registrant as specified in its charter)



         Florida                    0-49812               65-0681772
(State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)             File Number)        Identification No.)


      5440 N.W. 33rd Avenue, Suite 106, Fort Lauderdale, Florida 33309-6338
          (Address of principal executive offices, including zip code)

         Registrant's telephone number, including area code: (954)714-0028


           __________________________________________________________
          (Former name or former address, if changed since last report)

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Item 1.           Changes in Control of Registrant.
                  ---------------------------------

                  Not Applicable

Item 2.           Acquisition or Disposition of Assets.
                  -------------------------------------

                  Not Applicable

Item 3.           Bankruptcy or Receivership.
                  ---------------------------

                  Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant.
                  ----------------------------------------------

                  Not Applicable

Item 5.           Other Events and Regulation FD Disclosure.
                  ------------------------------------------

                  On June 17, 2003, BizCom U.S.A., Inc. ("Company") entered into a Settlement and Mutual Release Agreement ("Settlement Agreement") with AOT Public Safety Corporation (formerly Public Safety Corporation) ("AOT"), the licensor of certain emergency management software known as the MaxResponder, and The Public Safety Group, LLC ("PSG"), the licensee of such software, which we currently market pursuant to a sub-license agreement with PSG. Such Settlement Agreement terminates litigation between the Company/PSG, and AOT involving disagreements as to the nature of the exclusivity and marketing rights to the software applicable to the parties.

                  The Settlement Agreement provides for the termination of the software license agreement between AOT and PSG.

                  As to the Company, the Settlement Agreement generally provides, among other things, for the Company to: continue to market the software under a newly branded name with its own trademark; have the right to make, use, copy, distribute, modify, sublicense and make derivative works of the rebranded software; have the exclusive marketing rights to the rebranded software and any works derivative of that software, and; pay AOT an established royalty, for a period of 18 months, based on gross sales, exclusive of any taxes, on each sale of a software unit or license of a software unit, after which period all royalties will terminate and the Company shall own a fully paid, non-exclusive, worldwide royalty free license to the software.

                  As to AOT, the Settlement Agreement generally provides, among other matters, for AOT to: remarket the software to new customers under a new name to be determined; retain the right to make, use, copy, distribute, modify, license and make derivative works of the renamed software, and; have exclusive marketing rights to its renamed software and any derivative works.

                  As to the Company and AOT, the Settlement Agreement generally provides, among other things: that both of such parties will not solicit their respective "MaxResponder customer lists" for a period of 2 years; that both of such parties are permitted to maintain the MaxResponder software as an integrated suite of emergency response software applications as requested by their respective customers without interference or disruption; that both of such parties may modify and make derivative works of the original MaxResponder source code, subject to certain confidentiality provisions applicable to third parties; that both of such parties have the right to sell or license the object code to distributors and end users; that distribution, sale or license of the rebranded MaxResponder software program by such parties shall be restricted to the release of only the machine-readable object code to those distributors and end-users; and for certain mutual indemnity and release provisions.

                  In connection with the Settlement Agreement, the Company and PSG agreed to modify their exclusive license agreement to terminate certain provisions relating to the MaxResponder.

Item 6.           Resignations of Registrant's Directors.
                  --------------------------------------

                  Not Applicable

Item 7.           Financial Statements and Exhibits.
                  ---------------------------------

                  Not Applicable

Item 8.           Change in Fiscal Year.
                  ----------------------

                  Not Applicable

Item 9.           Regulation FD Disclosure.
                  ------------------------

                  Not Applicable

Item 10.          Amendments to the Registrant's Code of Ethics, or Waiver of a
                  -------------------------------------------------------------
                  Provision of the Code of Ethics.
                  -------------------------------

                  Not Applicable

Item 11.          Temporary Suspension of Trading Under Registrant's Employee
                  -----------------------------------------------------------
                  Benefit Plans.
                  --------------

                  Not Applicable

Item 12.          Results of Operations and Financial Condition.
                  ----------------------------------------------

                  Not Applicable

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


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BIZCOM U.S.A., INC.
                                  (Registrant)

                                  By:  /s/Hanan Klein
                                       ------------------------------------
Date July 15, 2003                     Hanan Klein, Chief Executive Officer